SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  Registrant [X]
Filed by a party other than the  Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                           MARINER HEALTH GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-11.
(1) Title of each class of securities to which transactions applies:

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(2) Aggregate number of securities to which transactions applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as  provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement no.:

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(3)      Filing Party:

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(4)      Date Filed:

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                           MARINER HEALTH GROUP, INC.


                                                               November 17, 1997

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Mariner Health Group, Inc. (the "Company") to be held at 10:00 a.m., Eastern time, on December 17, 1997, at State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110.

     At this meeting, you will be asked to elect two directors to new three-year terms and to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1997. The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.


                                                 Very truly yours,

                                                 /s/ Arthur W. Stratton

                                                 Arthur W. Stratton, Jr., M.D.
                                                 Chairman of the Board, Chief
                                                 Executive Officer and President







                           MARINER HEALTH GROUP, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 17, 1997


To the Stockholders of Mariner Health Group, Inc.:

     Notice is hereby given that the annual meeting of stockholders of Mariner Health Group, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., Eastern time, on December 17, 1997, at State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110, to consider and vote upon the following proposals:

         1. To elect two directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

         2. To ratify the selection of the firm of Coopers & Lybrand L.L.P., independent public accountants, as auditors for the year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

    Only stockholders of record at the close of business on November 3, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.


                                             By Order of the Board of Directors,


                                             /s/ Arthur W. Stratton

                                             Arthur W. Stratton, Jr., M.D.
                                             Chairman of the Board, Chief
                                             Executive Officer and President

New London, Connecticut
November 17, 1997










                           MARINER HEALTH GROUP, INC.
                            125 EUGENE O'NEILL DRIVE
                              NEW LONDON, CT 06320

                              ---------------------

                                 PROXY STATEMENT

                                November 17, 1997

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of Mariner Health Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders to be held at 10:00 a.m., Eastern time, on December 17, 1997, at State Street Bank & Trust Company, 225 Franklin Street, Boston, MA 02110, and at any adjournments or postponements thereof (the "Meeting." The Company's 1996 Annual Report and a copy of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 1996, are being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about November 17, 1997.

     The purpose of the Meeting is (1) to elect two directors to Class I of the Company's Board of Directors, each to serve for a term of three years and until his successor is elected and qualified, and (2) to ratify the selection of the firm of Coopers & Lybrand L.L.P., independent public accountants, as auditors for the year ending December 31, 1997.

     The Board has fixed the close of business on November 3, 1997 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 29,404,907 shares of the Company's Common Stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Mariner Health Group, Inc., 125 Eugene O'Neill Drive, New London, Connecticut 06320, Attention:
Secretary, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are directors and/or officers of the Company. All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the nominees to the Board of Directors and FOR the ratification of the selection of auditors.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The ratification of the selection of auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 3, 1997 (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.


                                                 Shares Beneficially             Percentage of Shares
            Name of Beneficial Owner                  Owned(1)                   Beneficially Owned(1)
            ------------------------                  --------                   ---------------------
Kellett Stockholder Group (2):
Stiles A. Kellett, Jr. (3)..................         3,061,443                           10.4%
Samuel B. Kellett (4).......................         2,208,946                            7.5
   Others (5)...............................           854,132                            2.9
                                                    ----------                           ----
     Kellett Stockholder Group (2)..........         6,095,771                           20.8

Arthur W. Stratton, Jr., M.D. (6)...........           398,610                            1.3
David N. Hansen (7) ........................           120,000                             *
Jeffrey W. Kinell ..........................             1,000                             *
Lawrence R. Deering.........................             2,850                             *
John F. Robenalt, Esq. (8)..................            20,233                             *
Christopher Grant, Jr. (9)..................            12,500                             *
David C. Fries, Ph.D. (10)..................            13,277                             *
All executive officers and directors
      as a group (11).......................         5,838,859                           19.6

--------------------------
* Represents less than 1% of the outstanding Common Stock.

(1) As of November 3, 1997, there were 29,404,907 shares of the Company's Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options").

(2) With respect to information relating to the Kellett Stockholder Group, the Company has relied on information set forth in a Schedule 13D filing dated January 2, 1996, as amended, filed on behalf of the Kellett Stockholder Group. The members of the Kellett Stockholder Group are Stiles A. Kellett, Jr., Samuel B. Kellett, William R. Bassett, as Trustee of Samuel B. Kellett, Jr. Irrevocable Trust Dated 11/1/91, William R. Bassett, as Trustee of Charlotte Rich Kellett Irrevocable Trust Dated 11/1/91, William R. Bassett, as Trustee of Stiles A. Kellett III Irrevocable Trust Dated 11/1/91, William R. Bassett, as Trustee of Barbara Katherine Kellett Irrevocable Trust Dated 11/1/91 and Kellett Partners, L.P. The Kellett Stockholder Group does not include 10,000 shares of Common Stock held by Stiles A. Kellett, Jr.'s spouse (see footnote (3)) and 18,750 shares of Common Stock held in trust for one of Samuel B. Kellett's children, of which he is the trustee (see footnote (4)). See footnotes (3), (4) and (5). The address of the Kellett Stockholder Group is: c/o Samuel B. Kellett, Stockholders Agent, 1935 Garraux Road, N.W., Atlanta, GA 30327.

(3) The shares of Common Stock reported for Stiles A. Kellett, Jr., with the exception of 10,000 shares held by his spouse, are also included in the holdings of the Kellett Stockholder Group (see footnote (2)). With respect to information relating to Stiles A. Kellett, Jr., the Company has relied on information set forth in a Schedule 13D filing dated January 2, 1996, as amended, filed on behalf of Stiles A. Kellett, Jr. Includes 7,500 shares of Common Stock issuable pursuant to presently exercisable stock options, 10,000 shares of Common Stock owned by Stiles A. Kellett, Jr.'s spouse and 862,760 shares held by Kellett
         Partners, L.P., a Georgia limited partnership of which Stiles A. Kellett, Jr. is the general partner. Does not include an aggregate of 5,000 shares owned directly by Stiles A. Kellett, Jr.'s children. Mr. Stiles A. Kellett, Jr. disclaims beneficial ownership of the shares owned by his children. Stiles A. Kellett, Jr.'s address is 200 Galleria Parkway, Suite 1800, Atlanta, GA 30339.

(4) The shares of Common Stock reported for Samuel B. Kellett, with the exception of 18,750 shares held in a trust for (a) one of his children of which he is the trustee, are also included in the holdings of the Kellett Stockholder Group (see footnote (2)). With respect to information relating to Samuel B. Kellett, the Company has relied on information set forth in a Schedule 13D filing dated January 2, 1996, as amended, filed on behalf of Samuel B. Kellett. Includes 2,500 shares of Common Stock issuable pursuant to presently exercisable stock options and 18,750 shares of Common Stock held in trust for the benefit of one of Samuel B. Kellett's children of which he is trustee. Does not include an aggregate of 854,132 shares held in trust for the benefit of his two other children of which he is not trustee (see footnote (5)). Mr. Samuel B. Kellett disclaims beneficial ownership of the shares held in trust for the benefit of his children. Samuel B. Kellett's address is 1935 Garraux Road, N.W., Atlanta, GA 30327.

(5) The shares of Common Stock reported here are also included in the holdings of the Kellett Stockholder Group (see footnote (2)). With respect to information relating to the following trusts, the Company relied on information set forth in a Schedule 13D filing dated January 2, 1996, as amended, filed on behalf of the Kellett Stockholder Group. Includes shares of Common Stock of the following trusts: William R. Bassett, as Trustee of Samuel B. Kellett, Jr. Irrevocable Trust Dated 11/1/91 and William R. Bassett, as Trustee of Charlotte Rich Kellett Irrevocable Trust Dated 11/1/91. Each of these trusts owns 427,066 shares of Common Stock. See footnote (2).

(6) Consists of 158,900 shares of Common Stock owned jointly by Dr. Stratton and his spouse, 28,044 shares of Common Stock owned by Dr. Stratton's spouse and 211,666 shares of Common Stock issuable pursuant to presently exercisable stock options granted to Dr. Stratton.

(7) Consists of 120,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(8) Includes 1,200 shares owned by Mr. Robenalt's spouse and 900 shares held by a trust for the benefit of his children. Mr. Robenalt disclaims beneficial ownership of such shares. Also includes 8,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(9) Includes 7,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Includes 7,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes presently exercisable stock options to purchase an aggregate of 365,166 shares of Common Stock. See footnotes (3), (4), (6), (7),
         (8), (9), and (10).

                              ELECTION OF DIRECTORS

     The Company's Board is divided into three classes: the Class I, Class II and Class III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

     The information below sets forth for each member of the Board, including the Class I nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information:

Class I Directors:  To be elected at the 1997 Annual Meeting of Stockholders

     Christopher Grant, Jr., age 42, has served as a director of the Company since 1991. Mr. Grant has been the President of CGJR Capital Management, Inc. ("CGJR Capital"), a venture capital firm, since May 1995. From May 1994 through May 1995, he was involved in organizing CGJR Health Care Services Private Equities, L.P., a limited partnership, for which CGJR Capital serves as the general partner. From January 1994 through May 1994, Mr. Grant served as the Senior Vice President and Chief Operating Officer of Surgical Health Corporation, an operator of outpatient surgical enters, and now a wholly-owned subsidiary of HealthSouth Corporation. From March 1993 through January 1994, Mr. Grant was Executive Vice President, Chief Operating Officer and a director of Heritage Surgical Corporation, an operator of outpatient surgical centers and now a wholly-owned subsidiary of Surgical Health Corporation. From 1990 through March 1993, Mr. Grant served as Senior Vice President and, through 1992, Treasurer of Medical Care International, Inc., an operator of outpatient surgical centers. From 1989 through 1990, Mr. Grant served as President of MediVision, Inc., an operator of eye surgery and ophthalmic clinics, and from 1986 through 1989, served as its Chief Financial Officer.

     John F. Robenalt, age 44, has served as a director of the Company since 1991. Mr. Robenalt has been the CEO, COO, President and Director of Just Like Home, Inc., a publically-owned assisted living company since 1997. Mr. Robenalt was the President of Panama City Health Care Center, Inc. from 1985 to 1997 and the President of Sarasota Health Care Center, Inc. from 1990 to 1997, both of which are nursing facilities located in Florida. Since 1992, Mr. Robenalt has been President of Morgan Hill Health Care Investors, Inc. (an owner of two nursing facilities in California), Oak Health Care Investors of Durham, Inc. (a lessee of a nursing facility in North Carolina) and Century Health Care Investors, Inc. (a company investing primarily in nursing facilities). Mr. Robenalt has also been an attorney practicing with Robenalt & Robenalt since 1984, and has been the managing partner of that firm since 1986. From 1988 to 1991, Mr. Robenalt served as Vice President of Health Care REIT, Inc., with responsibility for underwriting investments in health care facilities. Since May 1995, Mr. Robenalt has been a director of Stacey's Buffet, Inc., a restaurant chain based in Florida.

Class II Directors:  Term expires at 1998 Annual Meeting of Stockholders

     David C. Fries, Ph.D., age 52, has served as a director of the Company since 1992. Since December 1994, Dr. Fries has been the Chief Executive Officer and a director of Productivity Solutions, Inc., a software company servicing the retail industry. From 1987 through December 1994, Dr. Fries was a general partner of Canaan Ventures, a venture capital firm. Prior to 1987, Dr. Fries had been an operating executive with General Electric Co. in several of its business units.

     David N. Hansen, age 45, has served as a director of the Company since July 1997. Since October 1996, Mr. Hansen has been the Chief Financial Officer of the Company. From 1988 through 1996, Mr. Hansen was a partner at the accounting firm of Coopers & Lybrand L.L.P.

    Samuel B. Kellett, age 52, has served as a director of the Company since July 1997. Mr. Kellett was president of Convalescent Services, Inc. from 1978 to January 1996. See "Certain Transactions - Transactions with Convalescent Services, Inc." Mr. Kellett has been owner and president of Samuel B. Kellett Investments since January 1996.

Class III Director:  Term expires at 1999 Annual Meeting of Stockholders

     Arthur W. Stratton, Jr., M.D., age 51, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since founding the Company in 1988. He also served as President of the Company since inception until May 1994 and from February 1995 to the present. Prior to founding the Company, Dr. Stratton was a practicing physician and served in a number of administrative capacities in acute care hospitals.

    Stiles A. Kellett, Jr., age 53, has served as a director of the Company since July 1995. He became a director of the Company in connection with the Company's transactions with Convalescent Services, Inc. ("CSI") and its affiliates. He was Chairman of the Board of Directors of CSI from 1980 to January 1996. See "Certain Transactions--Transactions with Convalescent Services, Inc." Mr. Stiles A. Kellett, Jr. is Chairman of Kellett Investment Corp., a private investment company. Mr. Stiles A. Kellett, Jr. has served as a director of WorldCom Inc., a telecommunications company, since 1981.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any nominee to the Board will be voted (unless the nominees are unable or unwilling to serve) FOR the election of the nominees named above. The election of the directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why either of the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

DIRECTORS' COMPENSATION

         During the year ended December 31, 1996, non-employee members of the Board received an annual fee of $10,000, plus $2,000 for each meeting of the Board attended and $1,500 for each meeting of any of the committees of the Board attended, if held separately. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Executive officers serve at the discretion of the Board. There are no family relationships among any of the executive officers or directors of the Company with the exception of Stiles
A. Kellett, Jr. and Samuel B. Kellett who are brothers.

     The Company's 1995 Non-Employee Director Stock Option Plan (the "Directors Plan") is administered by the Compensation Committee of the Company. Subject to availability of shares under the Directors Plan, a director will be automatically granted on January 1 of each year during the term of the Directors Plan an option to purchase 2,500 shares of Common Stock at fair market value as of the date of grant. Each non-employee who becomes a director of the Company in the future will receive a grant of 2,500 shares on the date such person is first elected to the Board.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met twelve times and took action by unanimous written consent seven times during the year ended December 31, 1996. The Board has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company, met twice during 1996. Messrs. Grant, Stiles A. Kellett, Jr. and Robenalt are the current members of the Audit Committee. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation and administers the Company's 1992 Stock Option Plan, 1993 Stock Purchase Plan, 1994 Stock Plan and Directors Plan, met five times during 1996. Messrs. Fries, Grant and Robenalt are the current members of the Compensation Committee. The Board does not have a standing nominating committee for directors.

     During the year ended December 31, 1996, all of the Company's directors attended at least 75 percent of the total number of meetings of the Board and at least 75 percent of the total number of meetings of all committees of the Board on which they served.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the year ended December 31, 1996 by its Chief Executive Officer (the "CEO"), each of the Company's executive officers other than the CEO whose total salary and bonus exceeded $100,000 during the year ended December 31, 1996, and one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the year (collectively, the "Named Executive Officers").






                                            SUMMARY COMPENSATION TABLE
                                            --------------------------

                                                     ANNUAL                               LONG-TERM
                                                  COMPENSATION                           COMPENSATION
                                     -------------------------------------------------   ------------
                                                                            OTHER          SECURITIES
            NAME AND                                                       ANNUAL         UNDERLYING/       ALL OTHER
       PRINCIPAL POSITION            YEAR     SALARY($)    BONUS($)   COMPENSATION($)(A) OPTIONS(#)(B)   COMPENSATION($)
       ------------------            ----     ---------    --------   --------------------------------   ---------------
Arthur W. Stratton, Jr., M.D.....    1996     700,000     175,000          68,219                --         --
Chief Executive Officer and          1995     425,000     450,000            --           1,060,000(c)      --
President                            1994     350,000     500,000            --             460,000         --

David N. Hansen (d) .............    1996      87,500     100,000            --             500,000         --
Executive Vice President, Chief      1995          --          --            --                  --         --
   Financial Officer and             1994          --          --            --                  --         --
   Treasurer


Lawrence R. Deering(e)...........    1996     275,000     268,750            --                  --         --
Executive Vice President and         1995     225,000     200,000            --             498,000(g)      --
   Chief                             1994      71,683      50,000         20,982(f)         163,000         --
   Operating Officer

Jeffrey W. Kinell (i)............    1996     247,680     268,750            --                  --         --
Executive Vice President, Chief      1995     214,950     200,000            --             453,000(h)      --
   Financial Officer and             1994     177,000     100,000            --              65,000         --
   Treasurer

----------------------


(a) Does not include perquisites and other personal benefits, securities or property if the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(b) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the year ended December 31, 1996.

(c) Pursuant to the rules of the Securities and Exchange Commission, this number consists of (i) options to purchase 460,000 shares which had been previously granted to Dr. Stratton in 1994, but were repriced by July 14, 1995 and (ii) options to purchase 600,000 shares granted to Dr. Stratton in 1995, of which options to purchase 300,000 shares were repriced on July 14, 1995.

(d) Mr. Hansen joined the Company in October 1996.

(e) Mr. Deering joined the Company in September 1994 and left the Company in March 1997.

(f) Represents the reimbursement by the Company of Mr. Deering's relocation expenses.

(g) Pursuant to the rules of the Securities and Exchange Commission, this number includes options to acquire 163,000 shares which had been previously granted to Mr. Deering in 1994, but were repriced on July 14, 1995.

(h) Pursuant to the rules of the Securities and Exchange Commission, this number includes options to acquire 65,000 shares which had been previously granted to Mr. Kinell in 1994, but were repriced on July 14, 1995.

(i) Mr. Kinell left the Company in September 1996.

OPTIONS AND STOCK PLANS

     Option Grant Table. The following table sets forth certain information regarding options granted during the year ended December 31, 1996 by the Company to the Named Executive Officers.

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                            PERCENT OF                                       AT ASSUMED ANNUAL
                                           TOTAL OPTIONS                                       RATE OF STOCK
                                            GRANTED TO                                      PRICE APPRECIATION
                              OPTIONS      EMPLOYEES IN    EXERCISE OR   EXPIRATION       FOR OPTION TERM ($) (B)
           NAME              GRANTED (#)    FISCAL YEAR     BASE PRICE       DATE            5%              10%
                                               (%)(A)           ($)
          -----              -----------    -----------     -----------   ----------      ---------       --------
Arthur W. Stratton, Jr.,         --              --             --            --            --              --
M.D.......................
Lawrence R. Deering.......       --              --             --            --            --              --
David N. Hansen...........   300,000(c)         41              8.06      10/21/06        1,520,667       3,853,669
                             200,000(d)                         8.06      10/21/06        1,013,778       2,569,113
Jeffrey W. Kinell.........       --              --             --            --            --              --

------------------
(a)  Based on 1,214,073 options granted in 1996.

(b) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(c) These options vest in five equal installments on December 31 of each year from 1996 to 2000.

(d) These options vest on the earlier of (i) the fifth anniversary of the date of grant or (ii) ratably in 1996, 1997 and 1998 if the Company achieves certain targeted earnings per shares for 1996, 1997 and 1998.



     Year-End Option Table. The following table sets forth certain information concerning stock option exercises in fiscal 1996 by the Named Executive Officers and the value of the unexercised stock options as of December 31, 1996 held by the Named Executive Officers.

                                                                                           VALUE OF UNEXERCISED,
                                                             NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS AT FISCAL              OPTIONS AT FISCAL
                               SHARES                            YEAR-END (#)                   YEAR-END ($)(B)
                              ACQUIRED        VALUE        -----------------------          ---------------------
                                 ON         REALIZED
           NAME              EXERCISE (#)      ($)(A)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
           ----              ------------      ------     -----------   -------------   -----------      -------------
Arthur W. Stratton, Jr.,        --             --          481,000       644,000           401,375          --
M.D.......................
Lawrence R. Deering.......     44,167        353,336       125,799       328,034              --             --
David N. Hansen...........      --             --           60,000       440,000            18,900         138,600
Jeffrey W. Kinell.........    127,367        688,125          --             --               --             --
-------------------------

(a) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of Common Stock on the date of exercise and exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash, if any, received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(b) Value is based on the difference between the option exercise price and the fair market value at December 31, 1996 year-end ($8.375 per share) multiplied by the number of shares underlying the option.

     Stock Plans. The Company currently maintains three employee stock plans: the 1992 Stock Option Plan, the 1993 Employee Stock Purchase Plan and the 1994 Stock Plan. Each plan is administered by the Compensation Committee of the Board. The 1994 Stock Plan, as amended, currently provides for the grant of incentive stock options, non-qualified options, awards, and authorizations to purchase up to 3,849,694 shares of Common Stock, plus, on January 1 of each year, an additional number of shares of Common Stock equal to two percent (2%) of the total number of shares of Common Stock outstanding on December 31 of the preceding year. Effective January 1, 1997, the number of shares available under the 1994 Stock Plan was increased by 584,200, respectively to 3,849,694. The maximum number of shares of Common Stock which may be issued on the exercise of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) may not exceed 5,000,000. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee.

     The 1992 Stock Option Plan provides for the grant of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock to the Company's employees, officers, directors and consultants. The terms of such options, including number of shares, exercise price, duration and vesting, are generally determined by the Compensation Committee.

     Under the 1993 Employee Stock Purchase Plan, which commenced on January 1, 1994, eligible employees of the Company may participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences or 85% of the fair market value of the Common Stock on the day the offering terminates. The Company may issue up to an aggregate of 500,000 shares of Common Stock pursuant to the 1993 Employee Stock Purchase Plan.

     In addition to the three employee stock plans maintained by the Company, in connection with the Company's merger with Pinnacle Care Corporation ("Pinnacle"), the Company assumed stock options that had been granted by Pinnacle to certain of its employees. In connection with the Company's merger with MedRehab, Inc. ("MedRehab"), the Company assumed stock options that had been granted by MedRehab to certain of its employees. Finally, in connection with the Company's merger with Prism Health Group, Inc. ("Prism"), the Company assumed stock options that had been granted by Prism to certain of its employees.

STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on Common Stock from June 8, 1993, the effective date of the Company's initial public offering, to December 31, 1996, with the cumulative total return of the Nasdaq Market Value Index and a peer group index (the "Peer Group") over the same period, which Peer Group was used in the Stock Performance Graph included in the Company's proxy statement with respect to the Company's 1996 annual meeting of stockholders. The comparison assumes $100 was invested on June 8, 1993 in the Company's Common Stock, in the Nasdaq Market Value Index and in the Company's Peer Group Index and assumes reinvestment of dividends, if any.






                              Comparison of 5-year
                            Cumulative Total Return
                    Among Mariner Health Group, Inc., Nasdaq
                       Market Index and Peer Group Index














                                  June 8,      December 31,      December 31,       December 31,     December 31,
                                   1993            1993             1994                1995               1996
                                   ----            ----             ----                ----               ----
Mariner Health Group, Inc.       $100.00         $178.35           $178.35             $138.14            $69.07
Peer Group                        100.00          144.48            141.71              157.24            170.85
NASDAQ Market Index               100.00          105.77            111.04              144.03            178.99

----------------------------

*    Cumulative Total Return assumes reinvestment of dividends.

** Peer Group is based on companies in the health care industry consisting of Horizon CMS Healthcare Corp., Genesis Health Ventures, Inc., Grancare, Inc., Integrated Health Services, Inc., Manor Care, Inc. and Vencor, Inc., with each weighted according to its respective market capitalization.

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ABOUT EXECUTIVE COMPENSATION

     The Company's objective is to grow rapidly and, over the long term, to maximize stockholder value. To accomplish these strategic objectives, the Company must be able to attract, retain and motivate employees with the talents, skills and experience needed to achieve aggressive strategic and operating goals. The Company expects to pay for performance reflecting the Company's high standards for quality and performance at every level of the organization.

     The Committee is responsible for developing and making recommendations to the Board concerning the Company's executive compensation policies. From time to time, the Committee, with the assistance of the Company's Chief Executive Officer, reviews publicly available information regarding compensation, equity ownership and employment terms for a group of publicly held health care services companies. Compensation consists of a base salary and incentive compensation, which is comprised of annual cash incentive compensation and long-term incentive compensation in the form of stock options. Generally, executives' compensation was targeted for 1996 at the 75th percentile of competitive levels to reflect the Company's performance goals and leading industry position.

     Base Salaries. The Company's approach generally is to establish base salaries for executives that are competitive with those of similarly situated executives at other publicly traded health care services companies. For 1996, base salaries were generally targeted at the 75th percentile of the range of salaries paid by the other companies analyzed to similarly situated executives. Such levels were considered, together with information regarding each individual executive's responsibilities, experience and past and potential contributions to the Company, in determining appropriate level of compensation for that executive.

     Annual Cash Incentive Compensation. The annual cash incentive compensation element of each executive's total compensation consists of cash bonuses that depend upon the achievement of financial goals by the Company or a particular business unit. For 1996, executives' targeted bonuses were generally targeted at the 75th percentile of the range of cash bonuses paid by the other companies analyzed to similarly situated executives and were based upon meeting financial performance goals established by the Committee. These financial goals consisted of overall profitability and achievement of targeted operating profits for operating facilities or other business units. The financial performance goals established by the Committee were partially met for 1996, and consequently, the Company's executives received a portion of their targeted bonuses.

     Long-Term Compensation. The long-term compensation element of each executive's total compensation consists of stock option grants pursuant to the Company's 1992 Stock Option Plan and 1994 Stock Plan. A major objective of these grants is to encourage key executives to focus on building stockholder value over the long term. To this end, options typically vest over time and, for certain options granted to certain executives, vest primarily upon the achievement of certain performance goals. The exercise price for options granted during 1996 was the fair market value at the close of the market on the day preceeding the date of grant.

     Compensation of Chief Executive Officer. The compensation package for 1996 for the Company's Chief Executive Officer was negotiated by the Committee and Dr. Stratton. In establishing Dr. Stratton's compensation package, the Committee considered the performance of the Company's Common Stock, the Company's actual and estimated financial performance, the Company's progress in achieving its strategic goals and publicly available information.

     Dr. Stratton's 1996 base salary and annual incentive compensation were targeted at the 75th percentile of the range of salaries paid by the other companies analyzed to their chief executive officers. For 1996, Dr. Stratton's base salary was increased to $700,000 and his annual cash incentive compensation consisted of a targeted cash bonus of $700,000 if the Company met the quarterly and annual corporate profitability goals established by the Committee. These financial performance goals were met for two quarters during 1996, and consequently, Dr. Stratton received one quarter of his targeted bonus. Dr. Stratton received no stock options in 1996.

     Certain Tax Matters. Section 162(m) of the Code limits the tax deduction to $1,000,000 for compensation paid to any of the Named Executive Officers, unless certain requirements are met. The Committee will continually evaluate to what extent Section 162(m) will apply to its compensation programs.

John F. Robenalt, Chairman
David C. Fries, Ph.D.
Christopher Grant, Jr.


EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Arthur W. Stratton, Jr., M.D., the Company's President and Chief Executive Officer. Under this employment agreement, Dr. Stratton will serve as the Company's Chief Executive Officer for a term from January 1, 1995 through December 31, 1997. The term of the employment agreement automatically extends thereafter for additional one-year periods, unless terminated by either party at least 90 days prior to the expiration of the then current term. The Company is also obligated to use all reasonable efforts to have Dr. Stratton reelected to the Board for as long as he is an employee of the Company. Pursuant to the employment agreement, Dr. Stratton will receive a base salary (the "Base Salary") and a bonus of up to 100% of the Base Salary if the Company meets certain performance objectives established by the Committee. Dr. Stratton's Base Salary was $700,000 for 1996 and is $750,000 for 1997. The Company has agreed to maintain life insurance on the life of Dr. Stratton with total death benefits of $5,000,000, of which $3,000,000 is payable to the Company in the event of Dr. Stratton's death and $2,000,000 is payable in accordance with Dr. Stratton's written instructions, and disability benefits in the amount of 70% of Dr. Stratton's average compensation for the three years prior to his disability. In addition, Dr. Stratton received stock options to purchase an aggregate of 600,000 shares of which one-half were granted in each of March 1995 and December 1995. These options (as amended) vest on the fifth anniversary of the date of grant unless the Company meets certain performance criteria established by the Committee, in which case the options will vest at the time the criteria are satisfied. Finally, Dr. Stratton is eligible to participate in the benefits plans maintained by the Company.

     If the Company terminates the employment agreement without cause ("Cause"), if Dr. Stratton terminates his employment due to a material breach by the Company ("Material Breach") of the terms of the employment agreement or if Dr. Stratton terminates his employment within one year following a Change in Control (as defined in the employment agreement) of the Company for specified Good Reason (as defined in the employment agreement), Dr. Stratton will receive a severance benefit until the third anniversary of such termination equal to the base salary paid to him immediately prior to his termination and a bonus equivalent to the bonus paid to him with respect to the most recently completed fiscal year. If Dr. Stratton's employment is terminated for any other reason he will be entitled to receive compensation and benefits through the date of termination and payment of his normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements. In addition, if Dr. Stratton's employment is terminated by the Company without Cause or is terminated by him due to a Material Breach or with Good Reason, any options which have not yet vested will vest. Dr. Stratton will have 60 days after termination to elect to receive the present value of the entire cash severance benefit (as provided above). If such election is made by Dr. Stratton, the Company is obligated to pay such present value amounts within 30 days after notice is given by Dr. Stratton. If it is determined that any payment or distribution paid or deemed paid to Dr. Stratton would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), Dr. Stratton will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Dr. Stratton of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Dr. Stratton retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

     Dr. Stratton has agreed not to compete with the Company, solicit its employees or become associated with any competitor of the Company (unless such association is limited to ownership of less than one percent of any class of securities of any corporation traded in a national securities exchange or in The Nasdaq National Market) for the later of (1) three years from the termination of his employment or (2) the end of the period during which Dr. Stratton is entitled to receive any severance benefits.

         The Company has entered into an employment with David N. Hansen, the Company's Executive Vice President, Chief Financial Officer and Treasurer. Under this agreement, Mr. Hansen will serve as the Company's Executive Vice President and Chief Financial Officer for a term from October 1, 1996 through December 31, 1996. The term of the employment agreement automatically extends thereafter for additional one-year periods, unless terminated by either party at least 90 days prior to the expiration of the then current term. Pursuant to the employment agreement Mr. Hansen will receive a Base Salary and a bonus if the Company meets certain performance objectives established by the Committee. Mr. Hansen's Base Salary was $87,500 for 1996 and is $350,000 for 1997. In addition, Mr. Hansen received stock options to purchase an aggregate of 500,000 shares. 200,000 of these options vest on the fifth anniversary of the date of grant unless the Company meets certain performance criteria established by the Committee, in which case the options will vest at the time the criteria are satisfied. The remainder of the options vest in five equal annual installments beginning on December 31, 1996. Mr. Hansen also received a $100,000 signing bonus for entering into the employment agreement. Mr. Hansen is eligible to participate in the benefits plans maintained by the Company.

         If the Company terminates Mr. Hansen's employment agreement without Cause (as defined in the employment agreement) or if Mr. Hansen terminates his employment because of a Material Breach of the Company (as defined in the employment agreement), Mr. Hansen will receive a severance benefit until the second anniversary of the termination equal to the Base Salary paid to him immediately prior to his termination and a bonus equivalent to the bonus paid to him with respect to the most recently completed fiscal year. If the Company terminates the employment agreement without Cause at any period within one year following a Change in Control or if Mr. Hansen terminates his employment during this same time period because of a Material Breach of the Company or for Good Reason (as defined in the employment agreement), Mr. Hansen will receive a severance benefit until the third anniversary of the termination equal to the Base Salary paid to him immediately prior to his termination and a bonus equivalent to the bonus paid to him with respect to the most recently completed fiscal year. If Mr. Hansen's employment is terminated for any other reason he will be entitled to receive compensation and benefits through the date of termination and payment of his normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements. In addition, if Mr. Hansen's employment is terminated by the Company without Cause or is terminated by him due to a Material Breach or with Good Reason, fifty percent of options which have not yet vested will vest. If Mr. Hansen's employment is terminated by the Company without Cause at any period within one year following a Change of Control or if Mr. Hansen terminates his employment during this same time period because of a Material Breach of the Company or for Good Reason, all options which have not yet vested will vest and may be exercised by Mr. Hansen within 60 days. Furthermore, in such a termination situation Mr. Hansen will have 30 days after such termination to elect to receive an amount equal to the present value of the Extended Severance Benefit (as defined in the employment agreement). If it is determined that any payment or distribution paid or deemed paid to Mr. Hansen would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), Mr. Hansen will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Mr. Hansen of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Mr. Hansen retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

         Mr. Hansen has agreed not to compete with the Company, solicit its employees, become associated with any competitor of the Company (unless such association is limited to ownership of less than one percent of any class of securities of any corporation traded in a national securities exchange or in The Nasdaq National Market) or disclose any material information concerning the Company for the later of (i) three years from the termination of his employment or (ii) the end of the period during which Mr. Hansen is entitled to receive any severance benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Committee are Messrs. Grant, Fries and Robenalt. No member of the Committee was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

     During the last year, no executive officer of the Company served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire

Board) of another entity, one of whose executive officers served as a member of the Committee or as a director of the Company. In addition, during the last year, no executive officer of the Company served on the Board of another entity, one of whose executive officers served as a member of the Committee.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH CONVALESCENT SERVICES, INC. AND THE KELLETT PARTNERSHIPS

      On January 9, 1995, the Company, CSI, CSI's stockholders (the "CSI Stockholders") and certain of their affiliates entered into certain agreements governing the merger (the "CSI Merger") of Blue Corporation, a Georgia corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into CSI and the acquisition of certain related assets (the "Transactions"). CSI operated subacute-oriented skilled nursing facilities that provided restorative nursing care and specialty medical services, including rehabilitation programs, respiratory therapy, infusion therapy, wound care treatment and Alzheimer disease management. At the time, CSI operated 25 skilled nursing facilities, one rehabilitation hospital and one continuing care retirement community, with an aggregate of 3,801 beds (the "CSI Facilities"). The CSI Facilities are concentrated primarily in Florida and Texas.

      May 1995 Closing.  By late April 1995,  however, a number of conditions to the  closing of the CSI  Merger had not been  satisfied.  On May 24,  1995,  the parties entered into agreements reflecting the changes to the terms and conditions of the proposed Transactions and completed certain transactions related to the proposed Transactions (the "May 1995 Closing"). At the May 1995
Closing, the Company and CSI entered into a Management Agreement (the "Management Agreement") pursuant to which the Company would manage all of CSI's facilities and operations. Under the Management Agreement, the Company would receive a monthly management fee equal to 6% of the gross operating revenue of CSI's facilities. In addition, upon termination of the Management Agreement, the Company would receive a bonus management fee equal to the net income of the facilities managed by the Company during the term of the Management Agreement, except that only 66% of the net income of The Westbury Place and none of the net income of the Haltom Convalescent Center would be included in determining the bonus management fee. The Management Agreement would terminate on the sooner of
(1) the closing of the Transactions, (2) if the Company's stockholders did not approve the issuance of the 5,853,658 shares of Common Stock in connection with the CSI Merger, (3) January 2, 1996 or (4) if the proposed Transactions were terminated in accordance with the applicable agreements.

      At the May 1995 Closing, the Company acquired substantially all the assets of Convalescent Supply Services, Inc. ("CSSI"), a Georgia corporation owned by the Stiles A. Kellett, Jr. and Samuel B. Kellett (the "Kelletts"). Immediately prior to its acquisition, CSSI provided enteral, urological, wound care and ostomy products to CSI's facilities. CSSI's principal assets included a five-year agreement to supply CSI's facilities, accounts receivable, inventories and a partnership interest in a joint venture that provides pharmacy services in Florida. The purchase price for CSSI's assets was $6,500,000 in cash and the assumption of CSSI's trade payables.

      In addition, the Kelletts purchased at the May 1995 Closing certain assets from CSI, which assets are used by the Kelletts in their other business activities and include an airplane, two cars, certain leases for real property, a condominium and all leasehold improvements and all personality incident to CSI's office space in Atlanta, Georgia, in exchange for the assumption of the liabilities related to such assets. Finally, Mr. Stiles A. Kellett, Jr. was elected as a director of the Company for a term ending at the Company's annual meeting of stockholders in 1996.

      January 1996 Closing. On January 2, 1996 the CSI Merger was consummated. As a result of the CSI Merger, CSI became a wholly owned subsidiary of the Company. The CSI Merger was effected by the filing of a Certificate of Merger with the Secretary of State of Georgia on January 2, 1996.

      Pursuant to the CSI Merger Agreement, all of the issued and outstanding shares of capital stock of CSI were converted into the right to receive an aggregate of 5,853,656 shares of Common Stock, and $7,000,000 in cash. As a result of the CSI Merger, the Kelletts each received 2,072,696 shares of Common Stock.

      The shares of Common Stock issued in the CSI Merger were not registered under the Securities Act of 1933 (the "Securities Act") and, consequently, constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act. On April 29, 1997 (the effective date of the Rule 144 rule change), the shares of Common Stock received by the former stockholders of CSI (the "CSI Stockholders") in the CSI Merger became eligible for sale under Rule 144. The Company and the CSI Stockholders have entered into (i) a Stockholders Agreement relating to certain voting and stock transfer matters and
(ii) a Registration Rights Agreement granting the CSI Stockholders certain registration rights with respect to the Common Stock received by them in the CSI Merger (each described below).

      Also on January 2, 1996, the Company acquired substantially all the assets of Meadow Rehab Corp., a Georgia corporation owned by the Kelletts ("MRC"). The assets of MRC consisted of a 50% partnership interest in IHS Rehab Partnership, Ltd. ("IHS Rehab"), which leases the North Dallas Rehabilitation Hospital in Dallas, Texas. CSI owns the remaining 50% partnership interest in IHS Rehab. The purchase price for MRC's assets was $1,600,000 in cash and the Company assumed MRC's outstanding indebtedness, which amounted to approximately $335,000.

      In addition, the Company acquired the assets that constituted the skilled nursing facilities known as Arlington Heights Nursing Center in Fort Worth, Texas, and Randol Mill Manor in Arlington, Texas. Prior to the CSI Merger, these facilities were leased by CSI from partnerships owned by the Kelletts. The purchase prices for these facilities aggregated approximately $9.7 million. In addition, the Company made interest-free loans to the partnerships that owned Arlington Heights Nursing Center and Randol Mill Manor, with principal amounts of $955,521 and $663,256, respectively, which mature on May 24, 1999 and 2000, respectively. The Kelletts have agreed to guaranty the repayment of these loans.

      In connection with the CSI Merger, CSI (which has since merged with and into another wholly owned subsidiary of Mariner, Mariner Health Care of Nashville, Inc.) entered into leases on 14 skilled nursing facilities (collectively, the "Leased Facilities") from partnerships owned or controlled by Stiles A. Kellett, Jr. and Samuel B. Kellett (the "Kelletts"). Each of the leases for the Leased Facilities (the "Leases") has a base term of eight years and four months from January 2, 1996 as well as a number of five-year renewal terms at the option of CSI, except that the Lease for Centerville Care Center has a term of seven years and four months with no renewal terms. Each Lease provides for a fixed rent, which will not increase over the base or renewal terms of such Lease. The aggregate annual rent for the Leased Facilities is approximately $8,040,000. In addition to paying scheduled rent for each Leased Facility, CSI is required to pay all utilities, insurance and property taxes and to maintain the Leased Facility, reasonable wear and tear excepted.

      If CSI leases a Leased Facility for all optional renewal terms, CSI may purchase such Leased Facility at the end of the last renewal term for its fair market value, as determined by agreement between CSI and the applicable Lessor or, absent such agreement, by appraisal at such time. For each Leased Facility other than Bethany Village Health Care Center and North Dallas Restorative Care Center, CSI also will have the option (the "Options") to purchase the Leased Facility for a fixed price during specified one-year periods for the applicable Lease. The Options are exercisable during specified periods between 1998 and 2010. The fixed prices are based on appraisals that estimate the fair market value of each Leased Facility as of the date the Option for each Leased Facility is first exercisable. The aggregate estimated fair market value as of the earliest exercise date of the Options of, and the aggregate purchase price for, the 12 Leased Facilities subject to the Options is approximately $59,585,000. On May 24, 1995, the Company made a deposit of an aggregate of $13,155,000 with the Lessors for the Options. If CSI exercises an Option for a Leased Facility, the portion of such $13,155,000 deposited by the Company for the Option for that Leased Facility will be credited toward the purchased price for that Leased Facility. If an Option is not exercised during the applicable exercise period, the applicable portion of such deposit will be forfeited by the Company. If an Option is exercised, approvals from health care regulatory authorities may be required to consummate the purchase of the Leased Facility.

      Stockholders Agreement. Pursuant to the terms of a stockholders agreement (the "Stockholders Agreement") between the Company and the CSI Stockholders, the CSI Stockholders were prohibited from selling any shares of Common Stock beneficially owned by them prior to May 24, 1997. Between May 24, 1997 and May 24, 1998, the CSI Stockholders are prohibited from selling more than 50% of the shares of Common Stock beneficially owned by them. After May 24, 1998, the CSI Stockholders may sell the shares of Common Stock beneficially owned by them without limitation as to volume imposed by the Stockholders Agreement. Sales of such shares must otherwise be made in compliance with the other terms of the Stockholders Agreement.

      The Stockholders Agreement prohibits each of Stiles A. Kellett, Jr. and the trusts for the benefit of his family members that are CSI Stockholders as a group, and Samuel B. Kellett and the trusts for the benefit of his family members that are CSI Stockholders as a group, from acquiring, directly, indirectly or as part of a group, more than 12.5% of the total voting power of the outstanding voting securities of the Company, without the prior written consent of the Company. The CSI Stockholders have also agreed not to (1) solicit or initiate any offer or proposal for a business combination involving the Company or any of its subsidiaries, or involving the acquisition of a substantial portion of any of their assets; (2) solicit, or become a participant in any solicitation of, proxies from any holder of voting securities of the Company in connection with any vote on any matter; (3) participate in a group with respect to any voting securities of the Company, other than the group that currently exists among the CSI Stockholders; or (4) grant any proxies with respect to any voting securities of the Company to any person, unless such proxy specifies that the person holding the proxy shall vote in compliance with the Stockholders Agreement (other than as recommended by the Board), or deposit any voting securities of the Company in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof.

      In addition, the CSI Stockholders have agreed to grant the Company a right of first refusal on any sale, transfer or other disposition of voting securities of the Company by a CSI Stockholder or any affiliate of a CSI Stockholder where such sale, transfer or other disposition involves voting securities of the Company representing more than 1% of the then issued and outstanding shares of Common Stock. The right of first refusal does not, however, apply to sales, transfers or other dispositions of voting securities of the Company in registered public offerings or in transactions pursuant to Rule 144 or Rule 145 under the Securities Act, if the transferee in such transfer is not known to the CSI Stockholder.

      Under the Stockholders Agreement, an agent designated by the CSI Stockholders (the "Stockholders Agent") has the right to designate one person to serve on the Company's Board of Directors. The director designee must be reasonably acceptable to the Company. The Company is obligated to use all reasonable efforts to cause the designee to be elected as a director. Stiles A. Kellett, Jr. has been designated as the initial person to serve as a director of the Company. Effective as of June 2, 1995, Mr. Stiles A. Kellett, Jr. was appointed as a director of the Company for a term ending at the Company's annual meeting of stockholders in 1996, at which time he was elected for a three year term ending at the Company's Annual Meeting of Stockholders in 1999. Also, in July, 1997, Samuel Kellett was appointed as a director of the Company for a term ending at the Company's Annual Meeting of Stockholders in 1998.

      The provisions of the Stockholders Agreement relating to the Stockholders Agent's right to designate a director and voting matters terminate on the date on which the CSI Stockholders own less than 5% of the total voting power of the outstanding voting securities of the Company. All other provisions of the Stockholders Agreement terminate (1) with respect to Stiles A. Kellett, Jr. and the trusts for the benefit of his family members that are CSI Stockholders as a group, on the date on which they own less than 2.5% of the total voting power of the outstanding voting securities of the Company, and (2) with respect to Samuel
B. Kellett and the trusts for the benefit of his family members that are CSI Stockholders as a group, on the date on which they own less than 2.5% of the total voting power of the outstanding voting securities of the Company.

      Registration Rights Agreement. The CSI Stockholders are also entitled to require the Company to register under the Securities Act the shares of Common Stock issued to them in the CSI Merger pursuant to a registration rights agreement (the "Registration Rights Agreement"). The Registration Rights Agreement provides that if the Company proposes to register shares of Common Stock under the Securities Act at any time after May 24, 1997, subject to certain exceptions, the CSI Stockholders shall be entitled to include the shares of Common Stock issued to them in the Merger in such registration. If such registration involves an underwritten public offering, the CSI Stockholders' rights to include shares is subject to the satisfaction of the rights of the Company's other stockholders who have contractual registration rights and to the rights of the managing underwriter of the offering to exclude for marketing reasons some or all of the CSI Stockholders' shares from such registration.

      The CSI Stockholders have the additional right under the Registration Rights Agreement to require the Company to prepare and file on three occasions a registration statement under the Securities Act with respect to their shares of Common Stock. This right became exercisable on May 24, 1997 and, if the person designated by the Stockholders Agent to be nominated for election as a director of the Company pursuant to the Stockholders Agreement stands for election and is not elected, once within 120 days after the meeting at which such designee is not elected. Except for registrations requested after the Stockholders Agent's designee is not elected, the Company is not required to register more than 50% of the shares of Common Stock issued in the Merger between May 24, 1997 and May 24, 1998. The Company is required to use all reasonable efforts to effect such registration, subject to certain conditions and limitations. The Company is generally required to bear the expenses of all registrations under the Registration Rights Agreement, except for underwriter's discounts and commissions or any stock transfer taxes attributable to the shares being offered and sold. The CSI Stockholders' right to request such registrations will terminate when the CSI Stockholders own less than 5% of the total voting power of the outstanding voting securities of the Company.

         Other Agreements related to the Kelletts. During 1996 the Company advanced $640,000 to Fort Worth Medical Investor Ltd., L.P. in connection with a recoupment requirement from a third-party intermediary. Mr. Samuel B. Kellett is the general partner of, and owns a minority interest in, Fort Worth Medical Investors, Ltd., L.P., the assets of which are managed by Mariner. Also, during 1996, Mariner advanced $1.5 million to Sun City Center Associates, L.P. in connection with repayments for units being vacated in accordance with membership agreements. The Kelletts are the sole general and limited partners of Sun City Center Associates, L.P., the assets of which are managed by Mariner. The Kelletts entered into an agreement to repay the $1.5 million to Mariner by April 30, 1997, and this obligation was paid in full by this date.


                      RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected the firm of Coopers & Lybrand L.L.P., independent certified accountants, to serve as auditors for the year ending December 31, 1997. Coopers & Lybrand L.L.P. has served as the Company's auditors since and including the year ended December 31, 1989. The Board recommends a vote FOR ratification of this selection.

     It is expected that a member of the firm of Coopers & Lybrand L.L.P. will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

     The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

                                  OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                            EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during 1996 all of its officers, directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, except that Mr. Robenalt reported a stock option exercise on his Form 5 which should have been reported on an earlier Form 4.

                              STOCKHOLDER PROPOSALS

     The Company currently intends to hold its 1998 Annual Meeting of Stockholders during June 1998. To be included in the Proxy Statement and form of proxy for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company between January 1 and February 1, 1998. Such stockholder proposals should be submitted to Mariner Health Group, Inc., 125 Eugene O'Neill Drive, New London, Connecticut 06320, Attention:
Secretary.


                                                                      EXHIBIT A


|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

_________________________________        1.  Election  of  Directors:  To elect two  members  to
                                             the  Board of  Directors  to serve  for  three-year    For All     With-    For All
   MARINER HEALTH GROUP, INC.                terms as Class I Directors.  Nominees:                 Nominees    hold     Except
_________________________________                       Christopher Grant, Jr.                        [ ]        [ ]       [ ]
                                                             John F. Robenalt

                                         NOTE:  If  you do not  wish  your  shares  voted  "For"  a particular  nominee,  mark the "For  All  Except"  box and strike a line through the name of the nominee. Your shares will be  voted  for the  remaining  nominee.

RECORD  DATE SHARES:                                                                                  For      Against   Abstain

                                                                                                      [ ]        [ ]       [ ]

                                         2.  Ratification  of Auditors:  To ratify the selection of the firm  Coopers & Lybrand  LLP as  auditors  for the
                                             fiscal year ending December 31, 1997.



                                                                                                     For       Against    Abstain
                                                                                                      [ ]        [ ]       [ ]

                                         3.  Transaction of Other Business:  To transact such other business  as may  properly  come before the meeting or
                                             any postponements or adjournments thereof.


                                                        PLEASE VOTE, DATE, SIGN AND RETURN
                                                           PROMPTLY IN ENCLOSED ENVELOPE.

                                         Please sign this proxy exactly as your name appears on the books  of the  Company.  Joint  owners  should  each  sign personally. Trustees and other fiduciaries should indicate the  capacity in which they sign,  and where more than one name appears, a majority must sign. If a corporation, this signature  should  be that of an  authorized  officer  who should state his or her title.



Please be sure to sign and date this Proxy.         Date
_______________________________________________________________



_________Stockholder sign here_______________Co-owner sign here______


DETACH CARD                                                                                               DETACH CARD

                           MARINER HEALTH GROUP, INC.

   Proxy for the Annual Meeting for Stockholders To Be Held December 17, 1997

           This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Arthur W. Stratton, Jr., M.D. and David N. Hansen, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Mariner Health Group, Inc. (the "Company') to be held at the offices of State Street Bank & Trust Company, 225 Franklin Street, Boston Massachusetts 02110, on December 17, 1997 at 10:00 a.m., Eastern time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.